UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 28, 2005

TRANSOCEAN INC.
(Exact name of registrant as specified in its charter)

Cayman Islands	333-75899	66-0582307

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 Greenway Plaza
Houston, Texas 77046
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (713) 232-7500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement.

On December 28, 2005, Transocean Inc. (the “Company”) entered into an amendment (the “Amendment”) to the Transocean Inc. Deferred Compensation Plan, as amended and restated effective January 1, 2000 (the “Plan”). The Amendment allows all active participants in the Plan who made deferral elections in 2005 to cancel such deferral elections. The participants who cancelled their deferral elections in the Transocean Inc. Ordinary Share equivalent fund will receive a specified amount of Ordinary Shares of the Company. The participants who cancelled their deferral elections in other investment funds will receive cash in the amount of such investments. Moreover, the Amendment specifies that no further deferrals may be made under the Plan after December 31, 2005.

Attached hereto as Exhibit 10.1 and incorporated herein by reference is a copy of the Amendment to the Plan.

ITEM 9.01. Financial Statements and Exhibits.

(c)	Exhibits

The following exhibit is furnished pursuant to Item 1.01:

Exhibit Number	Description
10.1	Amendment to Transocean Inc. Deferred Compensation Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRANSOCEAN INC.

Date: December 29, 2005	By:	/s/ William E. Turcotte
	Name:	William E. Turcotte
	Title:	Associate General Counsel

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	Amendment to Transocean Inc. Deferred Compensation Plan

1